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                                                                     EXHIBIT 4.3

                          -----------------------------





                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 19, 1999

                           SUPPLEMENTING AND AMENDING

                                       THE

                                    INDENTURE

                           Dated as of March 19, 1996

                                     Between

                            THE TIMES MIRROR COMPANY

                                       AND

                                 CITIBANK, N.A.,
                                   as Trustee

                          -----------------------------


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         FIRST SUPPLEMENTAL INDENTURE (this "Supplement"), dated as of October
19, 1999, between The Times Mirror Company, a Delaware corporation (the "Company"), and Citibank, N.A. , a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  A. The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 19, 1996 (hereinafter sometimes referred to as the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidence of indebtedness (herein called the "Securities"), to be issued in one or more series upon the terms and conditions set forth therein. All capitalized terms used in this Supplement and not defined herein shall have the meanings specified in the Indenture.

                  B. The Company has heretofore issued Securities under the Indenture in the following series:

         (1) 4 1/4% Premium Equity Participating Securities due March 15, 2001;

         (2) 7 1/4% Debentures due November 15, 2096; and

         (3) 6.61% Debentures due September 15, 2027

(the "Existing Securities").

                  C. Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental thereto to make any change that does not adversely affect the legal rights thereunder of any Holder.

                  D. The Company and the Trustee desire to enter into this Supplement, pursuant to Section 901 of the Indenture, to allow the Company to elect, pursuant to Section 301 of the Indenture, to provide that any series of the Securities issued after the date hereof may be subject to De-recognition Defeasance (as defined in this Supplement).

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, as follows:

                  SECTION 1. The changes, modifications and supplements to the Indenture affected by this Supplement shall be applicable only with respect to, and govern the terms of,


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Securities hereafter authenticated and delivered under the Indenture (and all
Holders of such Securities shall be deemed to have consented to such changes, modifications and supplements) and shall not apply to the Existing Securities unless a separate supplemental indenture with respect to such Existing Securities specifically incorporates such changes, modifications and supplements.

                  SECTION 2. Section 101 of the Indenture is hereby amended by adding the following definitions:

         "Assigned Rights" has the meaning specified in Section 1404.

         "Defeased Portion" has the meaning specified in Section 1401.

         "Defeasance Termination" means an election by the Company to terminate its prior exercise of the de-recognition defeasance option pursuant to Section 1404.

         "De-recognition Defeasance" has the meaning specified in Section 1407.

         "Escrow Account" means the assets deposited with the Escrow Agent by the Company pursuant to Section 1404.

         "Escrow Agent" means any Person authorized by the Company to serve as escrow agent and shall also include its successors and assigns; provided that any such Person or its successor shall satisfy the requirements of Section 609 as if such Escrow Agent were to serve as Trustee; and if at any time there is more than one Person acting as Escrow Agent hereunder, "Escrow Agent" as used with respect to the Securities of any series shall mean each Escrow Agent with respect to Securities of that series. The Escrow Agent shall act pursuant to an escrow agreement which shall be established in connection with a De-recognition Defeasance, under which the Escrow Agent shall be obligated to hold the assets in the Escrow Account, including, without limitation, cash, securities or Assigned Rights, and to hold and apply such assets and the proceeds thereof in accordance with the applicable provisions of Sections 1404 and 1407.

         "Principal Deposit Date" means, in respect of any Security of a series with respect to which the Company has made an election under Section 1401 to defease all or part of the principal of such series pursuant to Section 1407, that date that is the earlier of (i) three (3) Business Days prior to the Stated Maturity for the payment of principal, or an installment of principal, of such Security or (ii) the date on which the principal of the Security has become due and payable pursuant to Section 502.

                  SECTION 3. Section 1401 of the Indenture is hereby amended to read in its entirety as follows:



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Section 1401.     Company's Option to Effect Defeasance, Covenant Defeasance or
                  De-recognition Defeasance.

                  The Company may elect, at its option by either Board Resolution or an Officers' Certificate at any time, to have any of Section 1402,
Section 1403 or Section 1407 applied to the Outstanding Securities of any series designated pursuant to Section 301 as being defeasible pursuant to this Article Fourteen (hereinafter called a "Defeasible Series"), upon compliance with the conditions set forth below in this Article Fourteen. The Company may elect to have Section 1407 applied to all or a portion of the principal of the Outstanding Securities of a Defeasible Series. In the event the Company elects to have Section 1407 applied to a portion of the principal of the Outstanding Securities of a series, the portion (the "Defeased Portion") shall be set forth in the Board Resolution or Officers' Certificate, as applicable, effecting such partial De-recognition Defeasance, and the principal of each Outstanding Security of such series shall be deemed to be subject to De-recognition Defeasance on a pro rata basis.

                  SECTION 4. Section 1404 of the Indenture is hereby amended to read in its entirety as follows:

Section 1404. Conditions to Defeasance, Covenant Defeasance or De-recognition Defeasance.

                  The following shall be the conditions to application of any of
Section 1402, Section 1403 or Section 1407 to the Outstanding Securities of any Defeasible Series:

                  (1) In the case of an election to effect Defeasance under
         Section 1402 or Covenant Defeasance under Section 1403, the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof (without consideration of any reinvestment thereof) in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and that shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series. As used herein, "U.S. Government Obligation" means (x) any security that is



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         (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation specified in Clause (x) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

                  In the case of an election to effect De-recognition Defeasance under Section 1407, the Company shall, subject to the next succeeding sentence, irrevocably have deposited or caused to be deposited with the Escrow Agent assets to be held in the Escrow Account for the benefit of the Holders of Outstanding Securities of such series sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Escrow Agent, to pay and discharge the principal of the Outstanding Securities of such series (or in the case of an election to effect a partial De-recognition Defeasance, to pay and discharge the Defeased Portion of such principal) on the Principal Deposit Date in accordance with this Indenture, assuming the economic benefits of such assets are realized in accordance with their terms; provided that such assets deposited with the Escrow Agent must consist of financial assets limited to (i) U.S. Government Obligations, (ii) debt securities issued by one or more U.S. government-sponsored enterprises, (iii) other debt securities that are rated at the time of deposit Aaa by Moody's Investor Services and AAA by Standard & Poor's Rating Services, and
         (iv) contracts under which the Escrow Agent has a right to receive payments from a financial counterparty which payments are secured by a pledge of any of the foregoing securities ("Assigned Rights"). The Company shall have the right to exchange all or a portion of the assets held by the Escrow Agent in the Escrow Account for the benefit of the Holders of a series of Securities for any other assets meeting the requirements of the immediately preceding sentence, provided that after giving effect to such exchange the assets in the Escrow Account are sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Escrow Agent, to pay and discharge the principal of the Outstanding Securities of such series (or in the case of an election to effect a partial De-recognition Defeasance, to pay and discharge the Defeased Portion of such principal) on the Principal Deposit Date in accordance with this Indenture, assuming



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         the economic benefits of such assets are realized in accordance with their terms, provided that the Company shall not have any obligation to exchange or substitute any assets held in the Escrow Account which met the requirements of the immediately preceding sentence when deposited.

                  With respect to any series of Securities as to which De-recognition Defeasance has been elected, if prior to the Principal Deposit Date for such Securities (i) the Company receives notice that a material amount of the assets held by the Escrow Agent in the Escrow Account in respect of such Securities is impaired as to performance or expected payments, (ii) in the case of assets consisting of Assigned Rights, the relevant financial contracts have been terminated or modified according to their terms so as to materially reduce the expected payments to be received by the Escrow Agent, or (iii) the Company redeems all or part of the Securities of such series pursuant to Article Eleven, the Company may notify the Trustee of a Defeasance Termination, in which case the provisions of Section 1407(4) will apply with respect to such Securities.

                  (2) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                  (3) In the case of an election under Section 1403 or Section 1407, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance or De-recognition Defeasance to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance or De-recognition Defeasance were not to occur.

                  (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.



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                  (5) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 501(6) and
         (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

                  (6) Such Defeasance, Covenant Defeasance or De-recognition Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

                  (7) Such Defeasance, Covenant Defeasance or De-recognition Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                  (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance, Covenant Defeasance or De-recognition Defeasance have been complied with.

                  (9) Such Defeasance, Covenant Defeasance or De-recognition Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.

                  SECTION 5. A new Section 1407 is hereby added to the Indenture to read in its entirety as follows:

Section 1407.     De-recognition Defeasance.

         Upon the Company's exercise of the option provided in Section 1401 to have this Section 1407 apply to the Outstanding Securities of any Defeasible Series, and satisfaction of the conditions applicable to De-recognition Defeasance set forth in Section 1404, the Company shall be deemed to be released from primary liability for the payment of the principal (or, in the case of a partial De-recognition Defeasance, the Defeased Portion of such principal) of any Outstanding Securities of a series with respect to which such election has been made. For this purpose, "De-recognition Defeasance" means that, with respect to any Outstanding Securities of such series,

         (1) on the Principal Deposit Date, unless the Trustee previously has received notification of a Defeasance Termination, the Trustee shall make demand on the Escrow Agent to, and the Escrow Agent shall, deposit with the Trustee,



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                  irrevocably, any and all cash or securities held in the Escrow
                  Account. In the event that the Escrow Agent holds assets other than cash, the Escrow Agent shall, pursuant to the terms of the escrow, sell such assets for cash or, in the case of assets consisting of Assigned Rights, shall realize on and sell for cash the assets pledged as security, and shall irrevocably deposit the proceeds therefrom with the Trustee. The Trustee shall, for the benefit of the Holders of such Securities, hold such cash until the earlier of (a) the Stated Maturity of such Securities or (b) the date on which the principal of the Securities has become due and payable pursuant to Section 502;

         (2) in the case of default with respect to the deposit with the Trustee by the Escrow Agent of the assets held in the Escrow Account, unless the Trustee previously has received notification of a Defeasance Termination, the Trustee shall have the right to proceed against the Escrow Agent and shall have the right to exercise any rights of the Escrow Agent in respect of such assets, including rights to realize on assets pledged as collateral pursuant to assets consisting of Assigned Rights; provided that neither the Trustee nor any Holder shall be entitled to proceed against the Company for payment of the principal amount (or, in the case of a partial De-recognition Defeasance, the Defeased Portion of such principal amount) of such Securities prior to such time as a demand is required to be made on the Escrow Agent as provided in Section 1407(1);

         (3) the Company shall be liable for the payment of the principal (or, in the case of a partial De-recognition Defeasance, the Defeased Portion of such principal) of such Securities to the extent such principal remains unpaid (a "Deficiency Amount") on the earlier of (a) the Stated Maturity of such Securities or (b) the date on which the principal of the Securities has become due and payable pursuant to Section 502. Under no circumstances will the Trustee or the Escrow Agent be liable for the adequacy of the sales price realized in respect of any assets held in the Escrow Account (whether held directly or as collateral pursuant to Assigned Rights); and

         (4) if the Company notifies the Trustee of a Defeasance Termination pursuant to Section 1404 with respect to any such Securities,

                  (a) the Company shall be entitled to withdraw any remaining assets held in the Escrow Account in respect of such Securities;

                  (b)      the provisions of subsections (1) - (3) of this
                           Section 1407 shall cease to have any further force or effect with respect to such Securities; and

                  (c) the Company shall become primarily obligated to pay the full principal of such Securities when due thereon.



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Nothing in the Section shall be construed as impairing the rights of Holders against the Company to institute suit for the enforcement of any payment of principal or interest when due on any Security of a series with respect to which an election has been made under this Section.

                  SECTION 6. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplement other than as set forth in the Indenture, and this Supplement is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said conditions were hereby set forth at length. Without limiting the generality of the foregoing, the Trustee assumes no responsibility as to the validity of this Supplement.

                  SECTION 7. This Supplement and the amendments contemplated hereby shall become effective on the date this Supplement is executed by the Company and the Trustee pursuant to Section 901 of the Indenture.

                  SECTION 8. The Company and the Trustee shall cooperate with one another and shall execute such other and further documents as may be reasonably necessary or proper for the effectuation of the provisions of this Supplement.

                  SECTION 9. In case any provision of this Supplement shall be determined invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such determination.

                  SECTION 10. This Supplement modifies the Indenture only with respect to Securities hereafter issued, authenticated and delivered under the Indenture and shall not apply to the Existing Securities. The Indenture as so modified shall be read, taken and construed as one and the same instrument, and as such shall continue in full force and effect. Every Holder of Securities hereafter issued, authenticated and delivered under the Indenture shall be bound by the terms and provisions of this Supplement regardless of whether or not any notation relating to the modification contained herein appears on the Security.

                  SECTION 11. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 12. As provided in Section 112 of the Indenture, this Supplement shall be construed in accordance with and governed by the internal laws of the State of New York.

                  SECTION 13. Citibank, N.A. hereby accepts the modification of the Indenture hereby affected and the trust in this Supplement declared and provided, upon the terms and conditions hereinabove set forth.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplement to be duly executed as of the day and year first above written.


                                        THE TIMES MIRROR COMPANY,
                                        a Delaware corporation

                                        By: /s/ RAJENDER CHANDHOK
                                           -------------------------------------
                                           Name: Rajender Chandhok
                                           Title: Vice President and Treasurer

[SEAL]

Attest:

By: /s/ MICHAEL UDOVIC
   ---------------------------------
   Name: Michael Udovic
   Title: Assistant Secretary

                                        CITIBANK, N.A., as Trustee

                                        By: /s/ NANCY FORTE
                                           -------------------------------------
                                           Name: Nancy Forte
                                           Title: Senior Trust Officer

[SEAL]

Attest:

By: /s/ WAFAA ORFY
   ---------------------------------
   Name: Wafaa Orfy
   Title: Assistant Vice President




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